Exhibit 5.1

Our Reference: DO282/036

5 September 2025

PRIVATE AND CONFIDENTIAL

Board of Directors

Dole plc

29 North Anne Street

Dublin 7

D07 PH36

Ireland

Re:	Dole PLC (the “Company”)

To whom it may concern:

1.	Basis of Opinion

1.1	We are acting as Irish counsel to the Company, registered number 606201, a public company limited by shares, incorporated under the laws of Ireland, in connection with:

(a)	the registration statement on Form F-3 (No. 333-290010) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 3 September 2025 (the “F-3 Registration Statement”), pursuant to which Castle & Cook Holdings, Inc. and The Murdock Group, LLC (the “Selling Shareholders”) may offer and sell ordinary shares of the Company, par value $0.01 per share (“Ordinary Shares”), from time to time, in amounts, at prices and on terms that will be determined at the time of any such offering;

(b)	the underwriting agreement entered into between the Company and the underwriters named in the F-3 Registration Statement on 3 September 2025 (the “Underwriting Agreement”); and

(c)	the prospectus supplement, dated September 4, 2025, relating to the offer and sale of 11,917,263 Ordinary Shares (the “Secondary Offering Shares”) by the Selling Shareholders in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act.

1.2	The Secondary Offering Shares were issued to the Selling Shareholders in connection with the Share Exchange, the Merger and the Transaction Agreement (each as defined in the Form F-1 (No. 333-257621) filed with the SEC under the Securities Act on 28 April 2021 and amended on 10 June 2021, 19 July 2021, 22 July 2021 and 27 July 2021 (the “F-1 Registration Statement”)) and the other transactions as specified in the F-1 Registration Statement (the “Transaction”).

1.3	On 3 August 2021, the Company entered into a registration rights agreement with the Selling Shareholders, pursuant to which the Selling Shareholders were granted registration rights and the F-3 Registration Statement describes the general manner in which the Secondary Offering Shares may be offered and sold by the Selling Shareholders.

1.4	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners which may occur after the date of this Opinion.

1.5	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.8 below.

1.6	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.7	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 5 September 2025 (collectively the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.8	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.9	No opinion is expressed as to the taxation consequences of any of the matters referred to in the F-3 Registration Statement or the transactions referred to therein or contemplated thereby.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and had the requisite corporate authority to issue the Secondary Offering Shares;

2.2	the Secondary Offering Shares were duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof; and

2.3	the Secondary Offering Shares were validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums were required to be paid by the holders thereof in connection with the issue of the Secondary Offering Shares).

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

F-3 Registration Statement and the Secondary Offering Shares

3.1	that the F-3 Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.2	the Underwriting Agreement will have become effective and binding on the parties thereto and the investors will actually pay in full the amount that they have agreed to pay to purchase the Secondary Offering Shares;

3.3	that the Secondary Offering Shares were issued (the “Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company passed prior to the issue of the Secondary Offering Shares (“Closing”) and in accordance with the terms of the Transaction Agreement as defined in the F-1 Registration Statement;

3.4	there was no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company effected the Issuance Event in good faith, for its legitimate and bona fide business purposes;

3.5	that completion of the Transaction (as described in the F-1 Registration Statement) was consummated as described in the F-1 Registration Statement;

3.6	that (i) the Secondary Offering Shares will be quoted on the New York Stock Exchange at the time of issuance of the Secondary Offering Shares and will continue to be so quoted or (ii) the Secondary Offering Shares will not derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf;

Authenticity and bona fides

3.7	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.8	that the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the original documents, and the signatures on such documents are genuine;

3.9	that the representations contained in the Officer’s Certificate of the secretary of the Company dated on or around 3 September 2025 are correct as to questions of fact;

3.10	that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Secondary Offering Shares were properly executed by one or more such persons;

Constitution and Resolutions

3.11	that the constitution of the Company included in Schedule 2 to this Opinion is the current constitution of the Company and that there are no other terms governing the Secondary Offering Shares other than those set out in the constitution;

Accuracy of Searches and Warranties

3.12	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.13	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1	This Opinion is addressed to you in connection with the registration of the Secondary Offering Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the F-3 Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the F-3 Registration Statement.

Yours faithfully,

ARTHUR COX LLP

Schedule 1

Documents Examined

1.	The F-3 Registration Statement and the documents incorporated by reference therein.

2.	The F-1 Registration Statement and the documents incorporated by reference therein.

3.	The Transaction Agreement dated 16 February 2021 as amended on 23 April 2021, between Total Produce plc, Total Produce USA Holdings Inc., the Company, TP-Dole Merger Sub, LLC, DFC Holdings, LLC, Dolicious Corporation, Castle & Cooke Holdings, Inc. and The Murdock Group, LLC.

4.	The Underwriting Agreement.

5.	A copy of the resolution of the board of directors of the Company dated 2 July 2021 approving the issue of the Secondary Offering Shares.

6.	A copy of the resolution of the board of directors of the Company dated 18 July 2021 approving the final version of the F-1 Registration Statement.

7.	A copy of the resolution in writing of the shareholders of the Company dated 2 July 2021 approving the adoption of the Company’s Constitution.

8.	A copy of the resolution of the board of directors of the Company dated 11 November 2024 approving the final version of the F-3 Registration Statement.

9.	A copy of the Constitution of the Company in the form effective on Closing as adopted on 2 July 2021.

10.	A Corporate Certificate executed by the secretary of the Company dated on or around 3 September 2025.

11.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland dated 26 April 2021.

12.	Letter of Status from the Irish Companies Registration Office in respect of the Company dated 9 December 2021.

Schedule 2

Constitution

Companies Act 2014

PUBLIC LIMITED COMPANY

CONSTITUTION

OF

DOLE PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

1.	The name of the Company is DOLE PUBLIC LIMITED COMPANY.

2.	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

(a)	To acquire and hold controlling and other interests in the share or loan capital of any company or companies.

(b)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(c)	To carry on the businesses of manufacturer, distributor, wholesaler, retailer, service provider, investor, designer, trader and any other business (except the issuing of policies of insurance) which may seem to the Company’s board of directors capable of being conveniently carried on in connection with these objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

(d)	To purchase, acquire, develop, re-claim, improve, cultivate and work lands and hereditaments of any estate or interest whatsoever, and any rights, privileges or easements over or in respect thereof and erect and build thereon factories, houses, offices and other buildings and to hold, occupy, lease, mortgage, sell or otherwise deal with the same.

(e)	To lay out land for building purposes, and to build on, improve, let on building leases, advance money to persons building on and otherwise develop the same.

(f)	To acquire, improve, manage, work, develop, exercise all rights in respect of, lease, mortgage, sell, dispose of, turn to account and otherwise deal with property of all kinds, and in particular lands, buildings, concessions and patents.

(g)	To purchase, take on lease, or otherwise acquire, any mines, mining rights, and metalliferous land in Ireland or elsewhere, and any interest therein and to explore, work, exercise, develop and turn to account the same.

(h)	To carry on the businesses of an investment, estate and trust company and to raise money on such terms and conditions as may be thought desirable, and invest the amount thereof in or upon or otherwise acquire and hold shares, stocks, debentures, debenture stocks, bonds mortgages, obligations and securities of any kind issued or guaranteed by any public or private company, corporation or undertaking of whatever nature wherever situated or carrying on business, and shares, stocks, debentures, debenture stocks, bonds, obligations and other securities of Ireland or any other government or authority supreme, municipal, local or otherwise in any part of the world.

(i)	To carry on all or any of the businesses aforesaid either as a separate business or as the principal business of the Company, and to carry on any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above objects or calculated directly or indirectly to enhance the value of or render more profitable any of the company’s property.

(j)	To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of Section 7 of the Companies Act 2014) for the purpose of carrying on any business.

(k)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(l)	To apply for, purchase or otherwise acquire any patents, trade marks, brevets d’invention, licences, copyrights, concessions, registered designs and the like conferring any rights of any sort to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

(m)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(n)	To purchase or otherwise acquire shares and securities of the Company or any company and to sell, hold, re-issue or otherwise deal with the same and to amalgamate with any other company or person.

(o)	To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them and to obtain from any such government or authority any rights, privileges and concessions which the board of directors think desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(p)	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors and ex-directors, employees or ex-employees of the Company or the dependents or connections of such persons and (without prejudice to the generality of the foregoing) to grant gratuities, pensions or allowances on retirement or death to or in respect of any such persons and including the establishment of equity award plans, enabling directors, employees and agents of the Company or its subsidiaries or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the board of directors may think advisable.

(q)	To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the directors, employees and agents of the Company and its subsidiaries and subject to the Companies Act 2014 to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

(r)	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of shares in the Company.

(s)	To promote any company or companies for the purpose of acquiring all or any of the assets and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(t)	Generally to purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the board of directors may think necessary or convenient for the purposes of the Company’s business.

(u)	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, letting on building leases or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(v)	To construct, maintain and alter any building or works necessary or convenient for any of the purposes of the Company.

(w)	To invest and deal with the monies of the Company not immediately required in such manner as may from time to time be determined.

(x)	To lend and advance money or give credit to such persons or companies whether with or without security and on such terms as may seem expedient, and in particular to customers and others having dealings with the Company; and to give guarantees or become security for any liabilities or obligations (present or future) of any persons or companies and generally to give any guarantees, indemnities and security on such terms and conditions as the board of directors may think fit.

(y)	To borrow or raise money or capital in any manner and on such terms and subject to such conditions and for such purposes as the Company’s board of directors shall think fit or expedient, whether alone or jointly and/or severally with any other person or company, including, without prejudice to the generality of the foregoing, whether by the issue of debentures or debenture stock (perpetual or otherwise) or otherwise, and to secure, with or without consideration, the payment or repayment of any money borrowed, raised or owing or any debt, obligation or liability of the Company or of any other person or company whatsoever in such manner and on such terms and conditions as the Company’s board of directors shall think fit or expedient and, in particular by mortgage, charge, lien, pledge or debenture or any other security of whatsoever nature or howsoever described, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, and to purchase, redeem or pay off any such securities or borrowings and also to accept capital contributions from any person or company in any manner and on such terms and conditions and for such purposes as the Company’s board of directors shall think fit or expedient.

(z)	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any security (including any security denominated or repayable in a currency other than the currency of the State) of any person firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company or subsidiary as defined by the Companies Act 2014 or another subsidiary as defined by the said Section of the Company’s holding company or otherwise associated with the Company in business.

(aa)	To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

(bb)	To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

(cc)	To pay all costs, charges, fees and expenses incurred or sustained in or about the promotion, establishment, formation and registration of the Company.

(dd)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(ee)	To undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.

(ff)	To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the board of directors may think fit, and including for shares, debentures or securities of any other company having objects altogether or in part similar to those of the Company.

(gg)	To adopt such means of making known the products and services of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(hh)	To obtain any enactment for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(ii)	To procure the Company to be registered or recognised in any country or place, whether as a branch or otherwise.

(jj)	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any of the property and rights of the Company.

(kk)	To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

(ll)	To make gifts to any person or company including, without prejudice to the generality of the foregoing, capital contributions and to grant bonuses to the Directors or any person or persons who are or have been in the employment of the Company.

(mm)	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of the gift or otherwise the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or assets for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(nn)	To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(oo)	To distribute any of the property of the Company in specie among the members.

(pp)	To do anything which appears to the Company’s board of directors to be requisite, advantageous or incidental to, or which appears to the Company to facilitate, either directly or indirectly, the attainment of the above objects or any of them.

NOTE: It is hereby declared that the word “Company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere.

4.	The liability of the members is limited.

5.	The authorised share capital of the Company is US$3,300,000 divided into 300,000,000 Ordinary Shares with a nominal value of US$0.01 each and 300,000,000 Preferred Shares with a nominal value of US$0.001 each and €25,000 divided into 25,000 euro shares with a nominal value of €1.00 each.

6.	The shares forming the capital, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

DOLE PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

(as amended by Special Resolution dated 2 July 2021)

PART I - INTERPRETATION AND GENERAL

1.	Interpretation

(a)	Sections 77 to 81, 95(1)(a), 95(2)(a), 96, 124, 125(3), 144(3), 144(4), 148(2), 158(3), 159 to 165, 181(1), 182(2), 182(5), 183(3), 187, 188, 218(5), 229, 230, 338(5), 338(6), 618(1)(b), 1090, 1092 and 1113 of the Act shall not apply to the Company.

(b)	In these Articles the following expressions shall have the following meanings:

“Act”	means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

“Acts”	the Companies Act 2014 and all statutory instruments which are to be read as one with, or construed or read together as one with, the Act;

“Adoption Date”	means the effective date of adoption of these Articles;

“Address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“advanced electronic signature	the meaning given to that expression in the Electronic Commerce Act, 2000;

“Approved Exchange”	The New York Stock Exchange, Nasdaq (or such body or bodies as may succeed to its functions) and any stock and/or investment exchange(s) which may be approved at any time by the Board for the purpose of the listing any shares in the Company on such exchange(s);

“Approved Market”	any market operated by an Approved Exchange;

“Approved Nominee”	means a nominee of a Central Securities Depository or a person appointed under contractual arrangements with the Company to hold shares or rights or interests in shares of the Company on a nominee basis;

“Article”	means an article of these Articles;

“Articles”	these Articles of association as from time to time and for the time being in force;

“Auditors”	the statutory auditors for the time being of the Company;

“Board”	the Board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

“C&C Parties”	has the same meaning as in the Transaction Agreement;

“Central Securities Depository”	has the meaning given to that term by CSDR;

“Chief Executive Officer”	shall include any equivalent office;

“Chair”	means the person occupying the position of Chair of the Board from time to time;

“Clear Days”	means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company”	means the company whose name appears in the heading to these Articles;

“Company Secretary”	means the person or persons appointed as company secretary or joint company secretary of the Company from time to time and shall include any assistant or deputy secretary;

“Completion”	has the same meaning as in the Transaction Agreement;

“Consideration Shares”	has the same meaning as in the Transaction Agreement;

“CSDR”	Regulation (EU) No. 909/2014 of the European Parliament and of the Council of 23 July, 2014 on improving securities settlement in the European Union and on central securities depositaries and amending Directives 98/26/EC and 2014/65/EU and Regulation (EU) No 236/2012;

“Directors”	the Directors for the time being of the Company or any of them acting as the board of Directors of the Company;

“DTC”	The Depository Trust Company;

“electronic communication”	the meaning given to that term in the Electronic Commerce Act, 2000, as amended and in addition includes in the case of notices or documents issued on behalf of the Company, such documents being made available or displayed on a website of the Company (or a website designated by the Board);

“electronic signature”	the meaning given to that term in the Electronic Commerce Act, 2000;

“Euroclear Bank”	means Euroclear Bank SA/NV, a company incorporated in Belgium;

“Euroclear Nominees”	means Euroclear Nominees Limited, a wholly owned subsidiary of Euroclear Bank, registered in England and Wales;

“euro shares”	means the euro shares with a nominal value of €1.00 each in the capital of the Company;

“Exchange Act”	means the Securities Exchange Act of 1934 of the United States, as amended;

“Holder”	in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares;

“IPO”	has the same meaning as in the Transaction Agreement;

“Memorandum”	means the memorandum of association of the Company;

“Merger”	has the same meaning as in the Transaction Agreement;

“Notes”	the Notes appearing at the end of the Takeover Rules as amended from time to time;

“offer period”	has the same meaning as in the Takeover Rules;

“Office”	the registered office for the time being of the Company with the meaning of Section 50 of the Act;

“Ordinary Shares”	means the ordinary shares with a nominal value of US$0.01 each in the capital of the Company;

“owner of a share”	has the same meaning as in section 101 of the Act;

“Preferred Shares”	means the preferred shares with a nominal value of US$0.01 each in the capital of the Company;

“Receiving Agent”	such agent as the Company may appoint from time to time with responsibility for assisting the Company in (inter alia) the settlement of the Share Exchange and the Merger;

“Redeemable Shares”	means redeemable shares as defined by section 64 of the Act;

“Register”	the register of members to be kept as required by the Act;

“Registrar”	the person or persons appointed from time to time to maintain the Register;

“Regulations Governing Uncertificated Shares”

Sections 1087B and 1087C of the Act and the Companies Act, 1990 (Uncertificated Securities) Regulations, 1996, S.I. No. 68 of 1996 and the Companies Act, 1990 (Uncertified Securities) (Amendment) Regulations 2005, including any modification thereof or any regulations in substitution therefore made under Section 1086 of the Act and for the time being in force;

“Seal”	the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Acts;

“Securities Settlement System”	means a securities settlement system (as defined in the CSDR) operated by a Central Securities Depository;

“Section 1062 Notice”	notice issued in accordance with Section 1062 of the Act;

“Share Exchange”	means the acquisition by the Company of 100% of the issued share capital of Total Produce plc in exchange for issuing Ordinary Shares to Total Produce plc’s existing shareholders on the terms and in accordance with the Transaction Agreement;

“State”	Ireland;

“Stock Exchange”	means any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time in circumstances where the Company has approved such listing or trading;

“Takeover Rules”	means Irish Takeover Panel Act, 1997, Takeover Rules, 2013 as amended from time to time;

“Total Produce Shares”	has the same meaning as in the Transaction Agreement;

“Transaction Agreement”	means the transaction agreement dated 16 February 2021 entered into between Total Produce plc, Dole Food Company, Inc. and affiliates of Castle & Cooke, Inc. in respect of their combination under the Company;

“Treasury Shares”	shares in the Company which have been redeemed or purchased by the Company, as are being held by the Company, as treasury shares in accordance with Section 109 of the Act;

“uncertificated form”

in respect of any share, means a share the title to which is recorded on the Register as being held in uncertificated form and title to which by virtue of the Regulations Governing Uncertificated Shares may be transferred by means of a Central Securities Depository;

“warrants to subscribe”	a warrant or certificate or similar document indicating the right of the registered holder thereof (other than under a share option scheme for employees) to subscribe for shares in the Company.

(c)	Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes or representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company, the Company has agreed to its receipt in such form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these Articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(d)	Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(e)	The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(f)	References in these Articles to any enactment or any section or any regulation or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

(g)	In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(h)	References in these Articles to Euro or cent or € or c shall mean the currency for the time being of the State.

(i)	Reference herein to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security.

PART II - SHARE CAPITAL AND RIGHTS

2.	Share capital

The authorised share capital of the Company is US$3,300,000 divided into 300,000,000 Ordinary Shares with a nominal value of US$0.01 each and 300,000,000 Preferred Shares with a nominal value of US$0.001 each and €25,000 divided into 25,000 euro shares with a nominal value of €1.00 each.

3.	Rights attaching to shares

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

4.	Rights attaching to Ordinary Shares

(a)	The rights attaching to the Ordinary Shares shall include the following:

(i)	the right to attend any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company provided however this right is subject to the power of the Board to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chair of such meetings to maintain order and security;

(ii)	the right to participate pro rata in all dividends declared by the Company by reference to such dividend record date as shall be specified by the Board for the purposes of determining the members entitled to receive payment of any dividend; and

(iii)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

(b)	The rights attaching to the Ordinary Shares may be subject to the terms of issue of any series or class of Preferred Shares allotted by the Board from time to time in accordance with Article 5.

5.	Rights attaching to Preferred Shares

(a)	The Board is empowered to cause the Preferred Shares to be issued from time to time as shares of one or more series of Preferred Shares, and in the resolution or resolutions providing for the issue of Preferred Shares of each particular series, before issuance, the Board is expressly authorised to fix:

(i)	the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(ii)	the rate of dividends payable on shares of such series, if any, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of share capital;

(iii)	the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(iv)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

(v)	the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

(vi)	the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

(vii)	the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors, in case of dividend arrears or other specified events, or upon other matters;

(viii)	whether or not the holders of shares of such series, as such, shall have any pre-emptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

(ix)	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends, or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, any other class or classes of shares ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

(x)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional shares (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation; and

(xi)	such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Ireland as in effect at the time of the creation of such series.

(b)	The Board is authorised to change the designations, rights, preferences and limitations of any series of Preferred Shares theretofore established, no shares of which have been issued.

(c)	The rights conferred upon the member of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with these Articles.

6.	Rights attaching to euro shares

(a)	Subject to Article 6(b), the euro shares shall rank pari passu in all respects with the Ordinary Shares, such that in advance of the exercise of Article 6(b), the rights attaching to the euro shares shall include the following:

(i)	the right to attend any general meeting of the Company and to exercise one vote per euro share held at any general meeting of the Company provided however this right is subject to the power of the Board to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chair of such meetings to maintain order and security;

(ii)	the right to participate pro rata in all dividends declared by the Company by reference to such dividend record date as shall be specified by the Board for the purposes of determining the members entitled to receive payment of any dividend; and

(iii)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

(b)	Immediately on the issue of any Ordinary Shares pursuant to the terms of the Share Exchange, the euro shares shall have the following rights and privileges and shall be subject to the restrictions set out in this Article 6(b) without the requirement of any approval by the Board or any shareholders of the Company:

(i)	the euro shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting;

(ii)	the euro shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the euro shares after repayment of the nominal value of the Ordinary Shares; and

(iii)	the right of the Company to call for the transfer or surrender to the Company of all of the euro shares as permitted by section 102 of the Act and any Director (the “Agent”) is appointed the attorney of the holder of a euro share with an irrevocable instruction to the Agent to execute all or any forms of transfer and/or renunciation and/or other documents in the Agent’s discretion in relation to the euro shares in favour of the Company or as it may direct and to deliver such forms of transfer and/or renunciation and/or other documents together with any certificate(s) and/or other documents for registration and to do all such other acts and things as may in the reasonable opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the acquisition by the Company of the euro shares for nil consideration and to vest the said euro shares in the Company.

7.	Redeemable shares

Unless the Board determines otherwise, any share in the capital of the Company shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any owner of a share (who may or may not be a member) pursuant to which the Company acquires or will acquire a share in the capital of the Company, or an interest in shares in the capital of the Company, from the relevant person, save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Act. In these circumstances, the acquisition of such shares by the Company, save where acquired for nil consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 of the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any share in the capital of the Company a Redeemable Share. A share shall not be deemed to be a Redeemable Share under this article if it would cause a breach of the limit in Section 1071(b) of the Act. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as Treasury Shares and re-issue such Treasury Shares as shares of any class or classes or cancel them.

8.	Variation of rights

(a)	Without prejudice to the authority conferred on the Board pursuant to Article 5 to issue Preferred Shares in the capital of the Company, whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of 75% in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the Holders of the shares of the class, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an adjourned meeting shall be one person holding shares of the class in question or his proxy.

(b)	The redemption or purchase of Preferred Shares or any class or series of Preferred Shares shall not constitute a variation of rights of the holders of Preferred Shares.

(c)	The issue, redemption or purchase of any of the Preferred Shares shall not constitute a variation of the rights of the holders of Ordinary Shares.

(d)	The issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class of Preferred Shares.

(e)	The rights conferred upon the holders of the shares of any class issued with other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9.	Trusts not recognised

No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder. This shall not preclude:

(a)	the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company; or

(b)	the Directors, where they consider it appropriate, providing the information given to the members to the participants recorded as having an entitlement to shares in the Company on the securities accounts of the participants of the securities settlement system operated by a Central Securities Depository.

10.	Disclosure of interests

(a)	If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member:

(A)	has been duly served with a notice under Section 1062 of the Act (a “Section 1062 notice”) and is in default for the prescribed period (as defined in sub-paragraph (g)(ii) below) in supplying to the Company the information thereby required;

(B)	in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular; or

(C)	has failed to comply with the notification requirement in Article 10(i) below,

then the Directors may, in their absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(i)	in respect of the shares in relation to which the default occurred (the “default shares”) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company;

(ii)	where the nominal value of the default shares represents at least 0.25 per cent of the nominal value of the issued shares of the class concerned, then the direction notice may additionally direct that:

(A)	except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the default shares, whether in respect of capital or dividend or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member;

(B)	no other distribution shall be made on the default shares;

(C)	no transfer of any of the default shares held by such member shall be registered unless:

(I)	the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(II)	the transfer is an approved transfer (as defined in sub- paragraph (g)(iii)).

The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(b)	Where any person appearing to be interested in the default shares has been duly served with a direction notice or copy thereof and the default shares which are the subject of such direction notice are held by an Approved Nominee, the provisions of this Article shall be treated as applying only to such default shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee.

(c)	Where the member upon whom a Section 1062 notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Nominee.

(d)	Any direction notice shall cease to have effect:

(i)	in relation to any shares which are transferred by such member by means of an approved transfer; or

(ii)	when the Directors are satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 1062 notice.

(e)	The Directors may at any time give notice cancelling a direction notice.

(f)	Unless otherwise required by applicable law, where a notice is served pursuant to the terms of this Article 10 on the Holder of a share and such Holder is a Central Securities Depository (or its nominee(s)) acting in its capacity as operator of a Securities Settlement System, the obligations of the Central Securities Depository (or its nominee(s)) as a Holder pursuant to this Article shall be limited to disclosing to the Company in accordance with this Article such information relating to the ownership of or interests in the share concerned as has been recorded by it pursuant to the rules made and practices instituted by the Central Securities Depository, provided that nothing in this Article shall in any other way restrict the powers of the Directors under this Article. For the purposes of this Article, a person, other than the Holder of a share, shall be treated as appearing to be or to have been interested in that share if the Holder has informed the Company that the person is, or may be, or has been, or may have been, so interested, or if the Company (after taking account of any information obtained from the Holder or, pursuant to a Section 1062 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, or has been, or may have been, so interested.

(g)	For the purposes of this Article:

(i)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 1062 which either:

(A)	names such person as being so interested; or

(B)	fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant Section 1062 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii)	the prescribed period is 28 days from the date of service of the said Section 1062 notice unless:

(A)	the nominal value of the default shares represents at least 0.25 per cent of the nominal value of the issued shares of that class, when the prescribed period is 14 days from that date; or

(B)	the Company is in an offer period, when the prescribe period is 12.00 noon on the next business day from that date.

(iii)	a transfer of shares is an approved transfer if but only if:

(A)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of an offer made to all the Holders (or all the Holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them; or

(B)	the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(C)	the transfer results from a sale made through a stock exchange on which the Company’s shares are normally traded.

(h)	Nothing contained in this Article shall limit the power of the Company under Section 1066 of the Act.

(i)	Where any member, or any other person with an interest in shares held by such member, is deemed by Section 1048 or 1050 of the Act to have an interest in 3% or more of the issued share capital of the Company, such member or person shall be required to notify the Company both of the existence of such interest and any event which results in the member or person ceasing to be so interested. Such notification shall be made in the same manner and within the same time period as specified in Sections 1052 and 1053 of the Act.

(j)	For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

11.	Allotment of shares

(a)	Subject to the provisions of the Acts relating to authority, pre-emption or otherwise in regard to the issue of, or the grant of options over, or other rights to subscribe for, new shares and of any resolution of the Company in general meeting passed pursuant thereto, all unissued shares (including Treasury Shares) for the time being in the capital of the Company shall be at the disposal of the Directors (and any committee established under Article 89 and so authorised by the Directors and any person so authorised by the Directors or such committee) and (subject to the provisions of the Acts) they may allot, grant options over or otherwise dispose of them to such persons on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, and except as provided in the Act no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)	Without prejudice to the generality of the powers conferred on the Directors by the other paragraphs of this Article and subject to any requirement to obtain the approval of the members under any laws, regulations or the rules of any Stock Exchange, the Directors may grant from time to time options to subscribe for the unallotted shares in the capital of the Company to persons in the service or employment of the Company or any subsidiary or associated company of the Company (including Directors holding executive offices) on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval.

(c)	The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme for employees) certifying the right of the registered holder thereof to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.

(d)	The Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Act. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued share capital of the Company at the Adoption Date. The authority hereby conferred shall expire on the date which is five (5) years after the Adoption Date unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(e)	The Directors are hereby empowered pursuant to sections 1022 and 1023 of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 11(d) as if section 1022(1) of the Act did not apply to any such allotment. The authority conferred by this Article 11(e) shall expire on the date which is five (5) years after the Adoption Date unless previously renewed, varied or revoked; provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 11(e) had not expired.

(f)	The Company may issue permissible letters of allotment (as defined by section 1019 of the Act) to the extent permitted by the Act.

12.	Financial Assistance for acquisition of Shares

The Company may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company where permitted by sections 82 and 1043 of the Act.

13.	Payment of commission

The Company may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. On any issue of shares the Company may also pay such brokerage as may be lawful.

14.	Payment by instalments

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.

PART III - SHARE CERTIFICATES, ISSUE OF NEW SHARES FOR THE SHARE EXCHANGE AND THE MERGER AND ISSUE OF SHARES INTO A CENTRAL SECURITIES DEPOSITORY

15.	Issue of certificates

(a)	Unless otherwise determined by the Directors or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by the Act, any Stock Exchange, depository or any operator of any clearance or settlement system, no person whose name is entered as a member in the Register shall be entitled to receive a share certificate for any shares of any class held by him or her in the capital of the Company (nor on transferring part of a holding, to a certificate for the balance).

(b)	Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Directors. Such certificates may be under seal. All certificates for shares in the capital of the Company shall be consecutively numbered or otherwise identified and shall specify the shares in the capital of the Company to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares in the capital of the Company shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a share or shares in the capital of the Company held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Directors may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

16.	Issue of new shares for the Share Exchange, the Merger and the IPO

(a)	For the purpose of issuing the Ordinary Shares required for the settlement of the Company’s obligations under the Share Exchange insofar as such obligations relate to Total Produce Shares which were registered in the name of Euroclear Nominees immediately prior to Completion, the Board is irrevocably instructed to appoint any person (including any officer or employee of the Company, the Registrar, Receiving Agent, Cede & Co and DTC) as attorney or agent to do everything necessary to complete the issue of such Ordinary Shares by either:

(i)	registering the Ordinary Shares in the name of Cede & Co (as nominee DTC) and instructing DTC to credit book-entry interest representing such Ordinary Shares to the DTC participant account of Euroclear Bank and do all such other things and execute and deliver all such documents and electronic communications as may be required by DTC or Euroclear Bank as may, in the opinion of such attorney or agent, be necessary or desirable to vest such Ordinary Shares in the name of Cede & Co (as nominee of the DTC) and instruct DTC to issue and credit book-entry interests representing such Ordinary Shares to the nominated DTC participant account of Euroclear Bank; or

(ii)	registering the Ordinary Shares in the name of Euroclear Nominees and doing such other things as Euroclear Nominees may reasonable require for such Ordinary Shares to be admitted to the Central Securities Depository operated by DTC, whereby the Ordinary Shares will be transferred to Cede & Co. (as nominee of the DTC), causing DTC to credit the relevant book-entry interest representing such Ordinary Shares to the nominated DTC participant account of Euroclear Bank.

(b)	For the purpose of issuing the Ordinary Shares required for the settlement of the Company’s obligations under the Share Exchange insofar as such obligations relate to Total Produce Shares which were registered in certificated form immediately prior to Completion:

(i)	the Board is irrevocably instructed to appoint any person (including any officer or employee of the Company, the Registrar, the Receiving Agent, Cede & Co and DTC) as attorney or agent to do everything necessary to complete the issue of such Ordinary Shares and take any action necessary or desirable to enable such Ordinary Shares to be recorded in book-entry form in the records of Dole plc; and

(ii)	the Registrar and the Company Secretary are authorised to release such personal data of the Holders of the Ordinary Shares to the extent required to effect such registration in book-entry form in the records of Dole plc.

(c)	For the purpose of discharging the Company’s obligations under the Merger, the Company shall issue the Consideration Shares on Completion to the C&C Parties in accordance with the terms of the Transaction Agreement and in such manner as the Company shall agree with the C&C Parties.

(d)	For the purpose of issuing the Ordinary Shares required for the settlement of the Company’s obligations under the IPO, the Board is irrevocably instructed to appoint any person (including any officer or employee of the Company, the Registrar, Receiving Agent, Cede & Co and DTC) as attorney or agent to do everything necessary to complete the issue of such Ordinary Shares by registering the Ordinary Shares in the name of Cede & Co (as nominee DTC) and instructing DTC to credit book-entry interest representing such Ordinary Shares to such DTC's accounts as are notified to the Company by the underwriters in the IPO.

(e)	Any attorney or agent appointed pursuant to this Article is empowered to give such receipts or indemnities on behalf of the Company as may be required for the withdrawal of all Total Produce Shares from Euroclear Bank.

(f)	Notwithstanding any contrary provision in these Articles, the Company shall not be obliged to issue any certificates in respect of the Ordinary Shares issued in accordance with this Article.

17.	Issue or transfer of shares into a Central Securities Depository

(a)	Notwithstanding anything in these Articles to the contrary and subject to the rules of the applicable Central Securities Depository, the Directors may permit any class of shares to be held, and trades in those shares to be settled, through a Securities Settlement System operated by a Central Securities Depository. Without prejudice to the generality and effectiveness of the foregoing:

(1)	the Directors may make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit for the purpose of implementing and/or supplementing the provisions of this Article and the facilities and requirements of the Securities Settlement System and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article;

the Directors may utilise the Securities Settlement System to the fullest extent available from time to time in the exercise of the Company’s powers or functions under the Acts or these Articles or otherwise in effecting any actions;

for the purposes of Article 119, any payment in the case of shares held through a Securities Settlement System may be made by means of the Securities Settlement System (subject always to the facilities and requirements of the Securities Settlement System) and without prejudice to the generality of the foregoing, the making of a payment in accordance with the facilities and requirements of the Securities Settlement System concerned shall be a good discharge to the Company;

where any class of shares in the capital of the Company is held through a Securities Settlement System and the Company is entitled under any provisions of the Acts, or the rules made and practices instituted by the Central Securities Depository or under these Articles, to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any such shares, such entitlement (to the extent permitted by the Acts and the rules made and practices instituted by the Central Securities Depository):

shall include the right to require the Central Securities Depository of such Securities Settlement System to take such steps as may be necessary to sell or transfer such shares and/or to appoint any person to take such other steps in the name of the central securities depository (or its nominees(s)) as may be required to effect a transfer of such shares and such steps shall be as effective as if they had been taken by the Central Securities Depository (or its nominee(s)); and

shall be treated as applying only to such shares held by the Central Securities Depository or its nominee(s) and not to any other shares held by the Central Securities Depository or its nominee(s).

(b)	Once registered recorded in the book-entries of a Central Securities Depository, the relevant shares are to be held on a fungible basis so that a Holder of such shares shall not be entitled to require the return of exactly the same shares as were originally issued or transfer into the Central Securities Depository.

PART IV - LIEN ON SHARES

18.	Extent of lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all moneys payable in respect of it.

19.	Power of sale

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

20.	Power to effect transfer

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Where a share, which is to be sold as provided for in this Part IV, is held in uncertificated form, the Directors may authorise some person to do all that is necessary under the Regulations Governing Uncertificated Shares to change such share into certificated form prior to its sale under this Part.

21.	Proceeds of sale

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.

PART V - CALLS ON SHARES AND FORFEITURE

22.	Making of calls

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any monies unpaid on their shares and each member (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part, in each case as the Directors may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

23.	Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

24.	Liability of joint Holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25.	Interest on calls

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at a rate not exceeding five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act, but the Directors may waive payment of the interest wholly or in part.

26.	Instalments treated as calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

27.	Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

28.	Interest on moneys advanced

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent. per annum, or such other rate as may be specified by an order under section 2(7) of the Act) as may be agreed upon between the Directors and the member paying such consideration in advance.

29.	Notice requiring payment

(a)	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(b)	The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(c)	If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(d)	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

30.	Power of disposal

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share. Where a share, which is to be sold as provided for in this Part V, is held in uncertificated form, the Directors may authorise some person to do all that is necessary under the Regulations Governing Uncertificated Shares to change such share into certificated form prior to its sale under this Part.

31.	Effect of forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

32.	Statement of Forfeiture

A statement in writing that the maker of the statement is a Director or the Company Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

33.	Payment of sums due on share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

34.	Surrender of shares

The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.

PART VI - CONVERSION OF SHARES INTO STOCK

35.	Conversion of shares into stock

The Company by ordinary resolution may convert any paid up shares into stock and reconvert any stock into paid up shares of any denomination.

36.	Transfer of stock

The Holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might have been transferred before conversion, or as near thereto as circumstances admit. The Directors may fix from time to time the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each share from which the stock arose.

37.	Rights of stockholders

(a)	The Holders of stock shall have, according to the amount of stock held by them, the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which, if existing in shares, would not have conferred that right, privilege or advantage.

(b)	Such of these Articles as are applicable to paid up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

PART VII - TRANSFER OF SHARES

38.	Form of instrument of transfer

Subject to the restrictions of these Articles, Article 3(2) of CSDR (if applicable) and to such of the conditions of issue as may be applicable, the shares of any member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve. The Directors may also permit title to any shares in the Company to be transferred without a written instrument where permitted by the Acts and the Regulations Governing Uncertificated Shares subject to compliance with the requirements imposed under the relevant provisions of the Acts and any additional requirements which the Directors may approve.

39.	Execution of instrument of transfer

(a)	The instrument of transfer of any share shall be executed by or on behalf of the transferor and, in cases where the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the Register in respect thereof.

(b)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Company Secretary or any other party designated by the Board for such purpose, and the Company Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Company Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the member holding the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(c)	Notwithstanding the provisions of these Articles and subject to any regulations made under Section 1086 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Regulations Governing Uncertificated Shares and/or section 1086 of the Act or any regulations made thereunder. The Directors shall have the power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

(d)	The Company, at its absolute discretion and insofar as the Acts or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set off the stamp duty against any dividends payable to the transferee of those shares and (iii) to the extent permitted by section 1042 of the Act, claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiaries for the amount of stamp duty paid.

40.	Refusal to register transfers

(a)	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

(i)	any transfer or renunciation of a renounceable letter of allotment in respect of a share which is not fully paid; or

(ii)	any transfer to or by a minor or person of unsound mind,

but this shall not apply to a transfer or renunciation in respect of such a share which are listed or dealt in on any Approved Market on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

(b)	The Directors may decline to recognise any instrument of transfer or renunciation in respect of a share unless:

(i)	it (being a transfer or renunciation which is not effected in a manner permitted by Article 39(c)) is accompanied by the certificate of the shares to which it relates (if any) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)	it is in respect of one class of share only;

(iii)	it is in favour of not more than four transferees;

(iv)	the instrument of transfer is duly stamped if required and lodged at the Office or at such other place as the Directors may appoint;

(v)	they are satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

(vi)	they are satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

(c)	The Directors may decline to register any transfer of shares in uncertificated form only in such circumstances as may be permitted or required by the Regulations Governing Uncertificated Shares.

(d)	Subject to any directions of the Board from time to time in force, the Company Secretary or any other party designated by the Board for such purpose may exercise the powers and discretions of the Board under this Article 40.

41.	Procedure on refusal

If the Directors refuse to register a transfer then, within two months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.

42.	Absence of registration fees

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

43.	Retention of transfer instruments

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

44.	Renunciation of allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.

PART VIII - TRANSMISSION OF SHARES

45.	Death of a member

If a member dies the survivor or survivors where he was a joint Holder, and his personal representatives where the deceased was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

46.	Transmission on death or bankruptcy

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

47.	Rights before registration

A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that, before being registered as the Holder of the share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

PART IX - ALTERATION OF SHARE CAPITAL

48.	Increase of capital

(a)	The Company from time to time by ordinary resolution may increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

(b)	Subject to the provisions of the Acts, the new shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

(c)	Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

49.	Variation of Company capital

(a)	The Company, by ordinary resolution and in accordance with section 83 of the Act, may:

(i)	consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares;

(ii)	subdivide its shares, or any of them, into shares of smaller nominal value, so however that in the sub-division the proportion between the amount paid and the amount, if any , unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares);

(iii)	increase the nominal value of any of its shares by the addition to them of any undenominated capital;

(iv)	reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

(v)	without prejudice or limitation to Part XXII of these Articles and the powers conferred on the Directors thereby, convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares;

(vi)	increase its share capital by new shares of such amount as it thinks expedient; or

(vii)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

(b)	Subject to the provisions of these Articles, the Company may by special resolution, and subject to the provisions of the Act governing the variation of rights attached to classes of shares and the amendment of these Articles, convert any of its shares into Redeemable Shares.

50.	Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may sell, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

51.	Purchase of own shares

The Company is authorised, for the purposes of section 105(4)(a) of the Act, but subject to section 1073 of the Act, to acquire its own shares.

52.	Reduction of capital

(a)	The Company may, in accordance with the provisions of sections 84 to 87 of the Act, reduce its company capital in any way it thinks expedient and, without prejudice to the generality of the foregoing, may thereby:

(i)	extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

(ii)	either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; or

(iii)	either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company.

(b)	Unless the special resolution provides otherwise, a reserve arising from the reduction of company capital is to be treated for all purposes as a realised profit in accordance with section 117(9) of the Act. Nothing in this Article 52 shall, however, prejudice or limit the Company’s ability to perform or engage in any of the actions described in section 83(1) of the Act by way of ordinary resolution only.

PART X - GENERAL MEETINGS

53.	Location of General Meetings

(a)	All general meetings of the Company shall be held in such place and at such time as the Directors shall determine.

(b)	An annual general meeting or extraordinary general meeting of the Company may be held outside of Ireland. The Company shall make, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving Ireland.

(c)	A general meeting of the Company may be held in two or more venues (whether inside or outside of Ireland) at the same time using any technology that provides members, as a whole, with a reasonable opportunity to participate, and such participation shall be deemed to constitute presence in person at the meeting.

54.	Annual general meetings

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

55.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

56.	Closing Register or Fixing Record Date

(a)	For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Act, that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of, or to vote at, a meeting of members, such Register shall, subject to applicable law and Stock Exchange rules, be so closed for at least five days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

(b)	In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date:

(i)	for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not, subject to applicable law and Stock Exchange rules, be more than sixty days before the date of such meeting, and

(ii)	for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not, subject to applicable law and Stock Exchange rules, be more than sixty days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

(c)	If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of members. Where a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Board may fix a new record date of the adjourned meeting, if they think fit.

57.	Convening general meetings

The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default may be convened by such requisitionists, and in such manner as may be provided by the Acts. If at any time the number of Directors is less than three, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

58.	Class meetings

All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be two or more persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting; and

(b)	any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

59.	Notice of general meetings

(a)	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days’ notice. Any other extraordinary general meeting shall also be called by at least twenty-one days’ notice, except that it may be called by fourteen days’ notice where:

(i)	all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and

(ii)	a special resolution reducing the period of notice to fourteen days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.

(b)	Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, the notice shall be given to all the members, the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting), to the Directors and unless the Company is entitled to and has availed itself of the audit exemption under the Act, the Auditors (who shall also be entitled to receive other communications relating to any general meeting which a member is entitled to receive).

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive such notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company will be deemed, subject to Article 59(f), to have received notice of that meeting and, where required, of the purpose for which it was called.

(e)	Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

(f)	Whenever any notice is required to be given by law or by these Articles to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

PART XI - PROCEEDINGS AT GENERAL MEETINGS

60.	Quorum for general meetings

(a)	No business other than the appointment of the chair of the meeting shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two persons in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum. For the avoidance of doubt, at any time when the Company is a single-member company, one member of the Company present in person or by proxy at a general meeting of it shall be a quorum.

(b)	If such a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, a proxy appointed by a Central Securities Depository entitled to be counted in a quorum present at the meeting shall be a quorum provide that the proxy represents more than 33% of the votes that may be cast by all members at the relevant time.

61.	Special business

All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the review by the members of the Company’s affairs, the consideration of the Company’s statutory financial statements and report of the Directors and the report of the Auditors on those statements, and the election of Directors in the place of those retiring (whether by rotation or otherwise), the fixing of the remuneration of the Directors, the re-appointment of the retiring Auditors (subject to Sections 380 and 382 to 385 of the Act) and the fixing of the remuneration of the Auditors.

62.	Ordinary Resolutions

Except where a greater majority is required by the Act or these Articles, any question proposed for a decision of the members at any general meeting of the Company or a decision of any class of members at a separate meeting of any class of shares shall be decided by an ordinary resolution.

63.	Business properly brought before General Meetings

(a)	At any meeting of the members, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual general meeting, business must be:

(i)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;

(ii)	otherwise properly brought before the meeting by or at the direction of the Board; or

(iii)	otherwise properly brought before the meeting by a member.

(b)	Without prejudice to any procedure which may be permitted under the Act, for business to be properly brought before an annual general meeting by a member:

(i)	the member shall have owned such minimum number of Ordinary Shares for such period as shall be specified by the Board or, if applicable to the Company, as shall be specified in Rule 14a-8 of the Exchange Act from time to time;

(ii)	the proposal by the member shall be excludable by the Act, these Articles, Rule 14a-8 of the Exchange Act (if applicable to the Company) or where Rule 14a-8 is not applicable to the Company, by the determination of the Board having regard to the substantive bases for exclusion of proposals as contemplated by Rule 14a-8 of the Exchange Act;

(iii)	the member must have given timely notice thereof in writing to the Company Secretary. To be timely, a member’s notice must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the member to be timely must be so received not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of:

(A)	the 60th day prior to such annual general meeting; or

(B)	the tenth day following the date on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company,

For the avoidance of doubt, in no event shall the adjournment or postponement of any general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a member’s notice to the Company Secretary pursuant to this Article 63(b).

(iv)	each such notice shall set forth as to each matter the member proposes to bring before the annual general meeting:

(A)	a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the meeting;

(B)	the name and address, as they appear on the Register, of the member proposing such business;

(C)	the class, series and number of shares of the Company which are beneficially owned by the member;

(D)	whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof; and

(E)	any material interest of the member in such business.

(c)	To be properly brought before an extraordinary general meeting, business must be:

(i)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or by the Company Secretary pursuant to the applicable provisions of these Articles;

(ii)	otherwise properly brought before the meeting by or at the direction of the Board; or

(iii)	otherwise properly brought before the meeting by any members of the Company pursuant to the valid exercise of power granted to them under the Act.

(d)	The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Articles, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of members to request inclusion of proposals in the resolutions to be voted on at the annual general meeting as set out in the notice convening the meeting.

64.	Chair of general meetings

(a)	The Chair or, in his absence, some other Director nominated by the Board, shall preside as chair at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chair of the meeting and, if there is only one Director present and willing to act, he shall be chair.

(b)	If at any meeting no Director is willing to act as chair or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present (whether in person or by proxy) and entitled to vote shall choose one of the members or a proxy present at the meeting to be chair of the meeting.

(c)	At each meeting of members, the chair of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the members will vote at the meeting and shall determine the order of business and all other matters of procedure.

(d)	The Directors may adopt such rules, regulations and procedures for the conduct of any meeting of the members as they deem appropriate. Except to the extent inconsistent with any applicable rules, regulations and procedures adopted by the Board, the chair of any meeting may adopt such rules, regulations and procedures for the meeting, which need not be in writing, and take such actions with respect to the conduct of the meeting, as the chair of the meeting deems appropriate, to maintain order and safety and for the conduct of the meeting.

65.	Directors’ and Auditors’ right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

66.	Adjournment of general meetings

The chair of the meeting, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more, notice shall be given as in the case of an original meeting specifying the time and meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

67.	Voting

(a)	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

(b)	Save as provided in paragraph (c) of this Article, a poll shall be taken in such manner as the chair of the meeting directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(c)	A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chair of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

(d)	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

(e)	If authorised by the Directors, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the member or proxy.

68.	Votes of members

(a)	Votes may be given either personally or by proxy or a duly authorised representative of a corporate member.

(b)	On a poll taken at a meeting of the members of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

(c)	Subject to any rights or restrictions for the time being attached to any class or classes of shares in the capital of the Company, every member of record present in person or by proxy shall have one vote for each share registered in his or her name in the Register.

(d)	A person shall be entered on the Register by the record date specified by the Board in respect of the relevant general meeting in order to exercise the right of a member to participate and vote at the general meeting and any change to an entry on the Register after the record date shall be disregarded in determining the right of any person to attend and vote at the meeting.

(e)	Subject to such requirements and restrictions as the Directors may specify, the Company may permit members to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting. Where the Company permits members to vote by correspondence, it shall only count votes cast in advance by correspondence, where such votes are received at the address and before the date and time specified by the Company, provided the date and time is no more than 24 hours before the time at which the vote is to be concluded.

69.	No chair casting vote

Where there is an equality of votes, the chair of the meeting shall not have a second or casting vote.

70.	Voting by joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

71.	Voting by incapacitated Holders

A member who has made an enduring power of attorney, or a member in respect of whom an order has been made by any court having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may speak or vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other Address as is specified in accordance with these Articles for the receipt of appointments of proxy, not less than forty eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote (subject to the requirements of the Acts) and in default the right to vote shall not be exercisable.

72.	Written Resolution of the Members

(a)	For so long as the Company has more than one shareholder, unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution in lieu of holding a meeting.

(b)	Except in the case of the removal of statutory auditors or Directors and subject to the Act and the provisions of Article 72(a), anything which may be done by resolution in general meeting of all or any class or resolution in writing, signed by all of the holders or any class thereof or their proxies (or in the case of a holder that is a corporation (whether or not a company within the meaning of the Acts) on behalf of such holder) being all of the holders of the Company or any class thereof, who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution shall be valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company or any class thereof duly convened and held, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Acts. Any such resolution in writing may be signed in as many counterparts as may be necessary.

(c)	For the purposes of any written resolution under Article 72(b), the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last holder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

(d)	A resolution in writing made in accordance with Article 72(b) is valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of holders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Act and these Articles.

(e)	At any time that the Company is a single-member company, its sole member may pass any resolution as a written decision in accordance with section 196 of the Act.

73.	Default in payment of calls

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all moneys then payable by him in respect of that share have been paid.

74.	Restriction of voting rights

(a)	If at any time the Directors shall determine that a Specified Event (as defined in paragraph (g)) shall have occurred in relation to any share or shares the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the service of any such notice (in these Articles referred to as a “Restriction Notice”) no Holder or Holders of the share or shares specified in such Restriction Notice shall be entitled, for so long as such Restriction Notice shall remain in force, to attend or vote at any general meeting or either personally or by proxy.

(b)	A Restriction Notice shall be cancelled by the Directors as soon as reasonably practicable, but in any event not later than forty-eight hours, after the Holder or Holders concerned shall have remedied the default by virtue of which the Specified Event shall have occurred. A Restriction Notice shall automatically cease to have effect in respect of any share transferred upon registration of the relevant transfer provided that a Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the share shall occur and for this purpose it shall be assumed that no such change has occurred where a transfer form in respect of the share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

(c)	The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of shares specified in such Restriction Notice and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice.

(d)	Any determination of the Directors and any notice served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any share and the validity of any notice served by the Directors in pursuance of this Article shall not be questioned by any person.

(e)	If, while any Restriction Notice shall remain in force in respect of any Holder or Holders of any shares, such Holder or Holders shall be issued with any further shares as a result of such Holder or Holders not renouncing any allotment of shares made to him or them pursuant to a capitalisation issue under Part XXII of these Articles, the Restriction Notice shall be deemed also to apply to such Holder or Holders in respect of such further shares on the same terms and conditions as were applicable to the said Holder or Holders immediately prior to such issue of further shares.

(f)	Where a Restriction Notice is served on a Central Securities Depository or its nominee(s) acting in its capacity as operator of a Securities Settlement System, the provisions of this Article shall be treated as applying only to such number of shares as is equal to the number of shares specified in such Restriction Notice held by the Central Securities Depository or its nominee(s) and not to any other shares held by the Central Securities Depository or its nominee(s).

(g)	For the purpose of these Articles, the expression “Specified Event” in relation to any share shall mean the failure by the Holder or Holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment thereof or failure to comply, to the satisfaction of the Directors, with the terms of any Section 1062 Notice within such period as may be specified in such notice (which shall not be less than twenty-eight days from the date of service of such notice).

75.	Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chair of the meeting whose decision shall be final and conclusive.

76.	Appointment of proxy

(a)	Every member entitled to attend and vote at a general meeting may appoint a proxy or (subject to the following provisions) proxies to attend, speak and vote on his behalf provided that, where a shareholder appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him. The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointer. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal, under the hand of a duly authorised officer thereof or in such manner as the Directors may approve. A proxy need not be a member of the Company. A member shall be entitled to appoint a proxy or proxies by electronic means, to an address specified by the Company.

(b)	In relation to any shares which are held in uncertificated form, appointments of a proxy may be made by means of electronic communication in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and or other instruction or notification, which is sent by means of the Securities Settlement System concerned and received by such participant in that system acting on behalf of the company as the Directors may prescribe in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Securities Settlement System concerned); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of a person sending that instruction to send it on behalf of that holder.

(c)	The directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (in such form as the Directors may approve and with or without stamped envelope for there return) for use at any general meeting or at any class meeting either in blank or nominating any one or more of the directors or any other persons in the alternative. The proxy form must make provision for three-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural. If for the purpose of any meeting invitations to appoint as proxy a person or one of the number of persons specified in the invitations are issued at the expense of the company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy but the accidental omission to issue such invitation to, or the non-receipt to such invitations by, any member shall not invalidate the proceedings at any such meeting.

77.	Bodies corporate acting by representatives at meetings

Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or any class of members of the Company, and, subject to evidence being furnished to the Company of such authority as the Directors may reasonably require, any person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company (or a proxy appointed to act on behalf of a member of the Company, as applicable) or, where more than one such representative is so authorized, all or any of the rights attached to the shares in respect of which he is so authorised. Where a member or a proxy appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise rights attached to a different share or shares held by the member or in respect of which the proxy has been appointed.

78.	Receipt of proxy appointment

Where the appointment of a proxy and the power of attorney or other authority, if any, under which it is created (whether by electronic signature, advanced electronic signature or otherwise), or a certified copy of that power or authority or any other proof or confirmation of that power or authority acceptable to the Directors is to be received by the Company:

(a)	in physical form it shall be deposited at the Office or (at the option of the member) at such other place or places (if any) in Ireland as is specified for that purpose in, or by way or note to, the notice convening the meeting, or

(b)	in electronic form, it may be so received where an Address has been specified by the Company for the purpose of receiving electronic communications:

(i)	in the notice convening the meeting; or

(ii)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;

provided it is so received by the Company not less than forty eight hours or such other time as may be communicated to the members before the time for holding the meeting or adjourned meeting at which such person claims to vote (subject to the requirements of the Acts), and in default shall not be treated as valid provided that in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date not later than the record date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the appointment of proxy and any other authority and certification thereof as aforesaid is so received by the Company at the commencement of the adjourned meeting or the taking of the poll and an appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not require to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates. Where any class of shares in the capital of the Company is held through a settlement system, the Directors may determine that it shall be sufficient if the appointment of a proxies and any such authority and certification thereof as aforesaid is received by the Company at such Address and in such manner and time as may be specified by the Directors not being later than the commencement of the meeting, adjourned meeting or (as the case may be) of the taking of the poll.

(c)	Without limiting the foregoing, in relation to any shares which are deposited in a Central Securities Depository, the Directors may from time to time:

(i)	permit appointments of a proxy to be made by means of an electronic communication (including a properly authenticated instruction, and/or other instruction or notification, which is sent by means of the relevant Securities Settlement System concerned and received by such Central Securities Depository in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant Securities Settlement System concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such proxy instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated instruction (and/or other instruction or notification) is to be treated as received by the Company or such Central Securities Depository. The Directors may treat any such proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder;

(ii)	agree with the Central Securities Depository for such other proxy arrangements to operate, including an arrangement where the chair of all meetings of shareholders shall, unless otherwise directed, be the proxy for all shareholder meetings in respect of all shares deposited in such Central Securities Depository on the basis that such chair shall only vote as proxy in accordance with such instructions as the Central Securities Depository may give; and

(iii)	agree with the Central Securities Depository that where shares have been deposited in another Central Securities Depository that proxy instructions may be given via the systems of that other Central Securities Depository to the exclusion of the first Central Securities Depository.

79.	Effect of proxy appointment and revocation of proxy

(a)	Effect of proxy appointments:

(i)	receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. However, if that member votes at the meeting or at any adjournment thereof, then as regards to the resolution(s) any proxy notice delivered to the Company by or on behalf of that same member shall on a poll, be invalid to the extent that such member votes in respect of the shares to which the proxy notice relates; and

(ii)	an appointment of a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to confer authority to speak at a general meeting and to demand or join in demanding a poll.

(b)	A proxy shall have the right to exercise all or any of the rights of his appointer, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he has appointed to the proxy to attend, to demand or join in demanding a poll and to speak and vote at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain in his discretion on any resolution put to the vote.

(c)	A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal or revocation of the proxy or of the authority under which the proxy or authority was executed or the transfer of the share in respect of which the proxy or authority is given, if no notice in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer as aforesaid is received by the Company at the Office, at least one hour before the commencement of the meeting or adjourned meeting at which the proxy is used or the representative acts provided however that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

PART XII – DIRECTORS

80.	Number of Directors

The number of Directors shall not be not less than three nor more than fourteen, with the exact number of Directors determined from time to time solely by a resolution passed with the approval of a majority of the Directors then in office and in accordance with and subject to the provisions of these Articles.

81.	Share qualification

A Director shall not require a share qualification.

82.	Ordinary remuneration of Directors

(a)	Each Director shall be paid a fee for the services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board.

(b)	Without prejudice to any amounts payable or equity awards under any other provision of these Articles, the ordinary remuneration of Directors who do not hold executive office shall not exceed in aggregate $2,500,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine and shall be divisible (unless such resolution shall provide otherwise) among the Directors as they may agree, or, failing agreement, equally, except that any such Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

83.	Special remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chair or deputy chair) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

84.	Expenses of Directors and use of Company property

(a)	The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

(b)	A Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use vehicles, telephones, computers, aircraft, accommodation and any other Company property where such use is approved by the Board or by a person so authorised by the Board or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.

85.	Alternate Directors

(a)	Any Director may appoint by writing (whether in electronic form or otherwise) under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors. Any such authority may be sent by delivery, post, electronic mail or any other means of communication approved by the Directors and may bear a printed, facsimile, electronic or advanced electronic signature of the Director giving such authority.

(b)	An alternate Director shall be entitled, subject to his giving to the Company an Address within the State, to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

(c)	Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(d)	A Director may revoke at any time the appointment of any alternate appointment by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine.

(e)	If a Director retires by rotation or otherwise but is re-appointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

(f)	Any appointment or revocation by a Director under this Article shall be effected by notice in writing (whether in electronic form or otherwise) given under his hand to the Company Secretary or deposited or received at the Office or in any other manner approved by the Directors.

PART XIII - POWERS OF DIRECTORS

86.	Directors’ powers

(a)	Subject to the provisions of the Acts, the Memorandum of the Company and these Articles and to any directions by the members given by special resolution, not being inconsistent with these Articles or with the Acts, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Acts or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

(b)	The acts of the Board or of any committee established by the Board or any delegee of the Board or any such committee shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director, committee member or delegee.

87.	Power to delegate

Without prejudice to the generality of the last preceding Article and section 40 of the Act, the Directors may delegate any of their powers to any such person or persons as they think fit, including any committee pursuant to Article 89. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked.

88.	Appointment of attorneys

The Directors, from time to time and at any time by power of attorney under seal, may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

89.	Committees

(a)	The Directors may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.

(b)	A committee established under Article 89(a) (a “committee”) may elect a chair of its meetings; if no such chair is elected, or if at any meeting the chair is not present after the time appointed for holding it, the members of the committee present may choose one of their number to be chair of the meeting.

(c)	A committee may meet and adjourn as it thinks proper. Committee meetings shall take place at such time and place as the relevant committee may determine. Questions arising at any meeting of a committee shall be determined (subject to Article 89(a)) by a majority of votes of the members of the committee present, and where there is an equality of votes, the chair of the committee shall not have a second or casting vote.

(d)	Where any committee is established by the Directors:

(i)	the meetings and proceedings of such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and

(ii)	the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.

90.	Borrowing powers

The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and subject to Part 3 of the Act to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

91.	Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

PART XIV - APPOINTMENT AND RETIREMENT OF DIRECTORS

92.	Appointment of Directors

(a)	The Board, upon recommendations of the nomination and governance committee (or equivalent committee established by the Board) shall propose nominees for election to the office of Director at each annual general meeting. Such nominees need not be notified in accordance with Article 95.

(b)	The Directors may be appointed by the members in general meeting, provided that no person other than a Director retiring at the meeting shall, save where recommended by the Board, be eligible for election to the office of Director at any general meeting unless the requirements of Article 95 or 96, as applicable, as to his or her eligibility for that purpose have been complied with.

(c)	The Company may from time to time, by ordinary resolution, increase or reduce the number of Directors provided that any resolution to appoint a director approved by the members that would result in the maximum number of Directors being exceeded shall be deemed to constitute an ordinary resolution increasing the maximum number of Directors to the number that would be in office following such a resolution of appointment.

93.	Director Classes and Resignations

The Directors shall be divided into three classes, designated Class I, Class II and Class III. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office and each class need not be of equal size or number.

(a)	The term of the initial Class I directors shall terminate at the conclusion of the Company’s annual general meeting to be held in 2022; the term of the initial Class II directors shall terminate on the conclusion of the Company’s annual general meeting to be held in 2023; and the term of the initial Class III directors shall terminate on the conclusion of the Company’s annual general meeting to be held in 2024.

(b)	At each annual general meeting of the Company beginning with the Company’s 2022 annual general meeting, all of the Directors of the class of directors whose term expires on the conclusion of that annual general meeting shall retire from office.

(c)	Every Director of the class retiring shall be eligible to stand for re-election at the annual general meeting at which he or she retires and may be re-elected for a term not exceeding three years.

(d)	Any resolution at an annual general meeting which proposed in accordance with these Articles to appoint a person as a Director to fill a vacancy created by the retirement of a Director at the conclusion of that meeting, may not appoint that person as a Director for a term exceeding three years.

(e)	The resolution appointing or re-electing any Director must designate the Director as a Class I, Class II or Class III Director.

(f)	If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible or as the Chair may otherwise direct. In no case will a decrease in the number of Directors shorten the term of any incumbent Director.

(g)	A Director shall hold office until the conclusion of the annual general meeting for the year in which his term expires and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office.

(h)	Any vacancy on the Board, including a vacancy that results from an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of Preferred Shares, any casual vacancy may be filled at any time by the decision of a majority of the Board then in office, provided that a quorum is present and provided that the appointment:

(i)	is for a term not exceeding three years; and

(ii)	does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors.

(i)	Any Director of such class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

94.	Contested Elections

Each Director shall be elected by an ordinary resolution at such meeting, provided that if, as of, or at any time prior to, fourteen days before the date of mailing or distribution by any other means of the notice for the annual general meeting, the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

For the purposes of this Article, “elected by a plurality” means the election of those director nominees, equalling in number to the number of positions to be filled at the relevant general meeting, that received the highest number of votes.

95.	Director Member nominations at annual general meeting

For nominations of persons for election to the Board (other than Directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought by a member before an annual general meeting by a member, such member must be entitled to vote in the election of Directors generally and have given timely notice thereof in writing to the Company Secretary. To be timely, a member’s notice shall be delivered to the Company Secretary at the registered office of the Company, or such other address as the Company Secretary may designate, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the member to be timely must be so received not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of:

(a)	the 60th day prior to such annual general meeting; and

(b)	the 10th day following the day on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company,

whichever event in this clause first occurs. Each such member’s notice shall set forth:

(i)	the name and address of the member who intends to make the nomination and of the person or persons to be nominated;

(ii)	a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations;

(iv)	the class and number of shares of the Company which are beneficially owned by such member and by any other members known by such member to be supporting such nominees as of the date of such member’s notice;

(v)	whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof;

(vi)	the consent of each nominee to serve as a Director if so elected; and

(vii)	for each nominee who is not an incumbent Director:

(A)	their name, age, business address and residential address;

(B)	their principal occupation or employment;

(C)	the class, series and number of securities of the Company that are owned of record or beneficially by such person;

(D)	the date or dates the securities were acquired and the investment intent of each acquisition;

(E)	any other information relating to such person that is required to be disclosed in proxies for the election of Directors under any applicable securities legislation; and

(F)	any information the Company may require any proposed director nominee to furnish such as it may reasonably require to comply with applicable law and to determine the eligibility of such proposed nominee to serve as a Director and whether such proposed nominee would be considered independent as a Director or as a member of the audit or any other committee of the Board under the various rules and standards applicable to the Company.

96.	Director Member nominations at extraordinary general meeting

For nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before a general meeting called for the purpose of the election of directors, other than an annual general meeting by a member, such member must have given timely notice thereof in writing to the Company Secretary. To be timely, a member’s notice shall be delivered to the Company Secretary at the registered office of the Company or such other address as the Company Secretary may designate, not earlier than the 150th day prior to such general meeting and not later than the later of the 90th day prior to such general meeting or the 10th day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be elected at such meeting. Such member’s notice shall set forth the same information as is required by Article 95(b).

PART XV - DISQUALIFICATION AND REMOVAL OF DIRECTORS

97.	Disqualification of Directors

The office of a Director shall be vacated ipso facto if:

(a)	he is restricted or disqualified from acting as a director of any company under the provisions of Part 14 of the Act;

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	in the opinion of a majority of his co-Directors, he becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d)	(not being a Director holding for a fixed term an executive office in his capacity as a Director) he resigns his office by notice to the Company;

(e)	he is convicted of an indictable offence, unless the Directors otherwise determine;

(f)	he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate Director (if any) shall not have attended any such meeting in his place during such period, and the Directors pass a resolution that by reason of such absence he has vacated office; or

(g)	he is required in writing (whether in electronic form or otherwise) by not less than three quarters of his co-Directors to resign.

98.	Removal of Directors

The Company, by ordinary resolution of which notice has been given in accordance with the provisions of the Acts, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

PART XVI - DIRECTORS’ OFFICES AND INTERESTS

99.	Officers and Executives

(a)	The Directors may from time to time appoint one or more of themselves to the office of Chief Executive Officer (by whatever name called) or to any other executive office with the Company on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b)	A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(c)	The appointment of any Director to the office of Chair or Chief Executive Officer shall determine automatically if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)	The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(e)	The Board may appoint any person whether or not he or she is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office of executive or official position.

(f)	The Board shall determine from time to time, the powers and duties of any such office holder or official appointed under Articles 99(a) and/or Article 99(c), and subject to the provisions of the Act and these Articles, the Directors may confer upon an office holder or official any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and in conferring any such powers, the Directors may specify that the conferral is to operate either: (a) so that the powers concerned may be exercised concurrently by them and the relevant office holder; or (b) to the exclusion of their own such powers.

(g)	The Directors may (a) revoke any conferral of powers under Article 99(f) or (b) amend any such conferral (whether as to the powers conferred or the terms, conditions or restrictions subject to which the conferral is made). The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.

100.	Directors’ interests

(a)	Subject to the provisions of the Acts, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

(i)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

(ii)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested; and

(iii)	shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)	No Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

(c)	A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Company Secretary, Auditor or member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)	For the purposes of this Article:

(i)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

101.	Restriction on Directors’ voting

(a)	Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(b)	A Director shall be entitled (in the absence of some other material interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the Holder of or beneficially interested in 1% or more of the issued shares of any class of such company or of the voting rights available to members of such company (or of a third company through which his interest is derived) (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances;

(v)	any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities;

(vi)	any proposal concerning the adoption, modification or operation of any scheme for enabling directors and/or employees of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of directors and/or employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(vii)	any proposal concerning the giving of any indemnity pursuant to Article 148 or the discharge of the cost of any insurance cover purchased or maintained pursuant to Article 102.

(c)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph (b) (iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)	Nothing in Section 228(1)(e) of the Act shall restrict a director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by Sections 228(1)(e)(ii) and 228(2) of the Act.

(e)	If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the Chairman, such question may be resolved by a resolution of a majority of the Directors (other than the Chairman) present at the meeting at which the question first arises.

(f)	For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director.

(g)	The Company by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

102.	Entitlement to grant pensions and insurance

(a)	The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

(b)	Subject to the provisions of Article 147, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time, directors, officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company, or any other company or such subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

PART XVII - PROCEEDINGS OF DIRECTORS

103.	Convening and regulation of Directors’ meetings

(a)	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Such meetings shall take place at such time and place as the Directors may determine. A Director may, and the Company Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective.

(b)	All Directors shall be entitled to reasonable notice of any meeting of the Directors. Notice of a meeting of the Directors or any other notice require to be given to, or by, a Director shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, electronic mail or any other means of communication approved by the Directors to him at his last known Address or any other Address given by him to the Company for this purpose. Nothing in this Article or any other provision of the Act enables a person, other than a Director, to object to the notice given for any meeting of the Directors.

(c)	The Directors may establish attendance and procedural guidelines from time to time about how their meetings are to be conducted consistent with good corporate governance and applicable tax requirements.

104.	Quorum for Directors’ meetings

(a)	The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two Directors. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum but notwithstanding that such person may act as alternate Director for more than one Director he shall not count as more than one for the purposes of determining whether a quorum is present.

(b)	The continuing Directors or a sole Director may act notwithstanding any vacancies in their number provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment and apportion the Directors among the classes so as to maintain the number of Directors in each class as equal as possible.

105.	Voting at Directors’ meetings

(a)	Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chair of the meeting shall have a second or casting vote.

(b)	Subject as hereinafter provided, each Director present and voting shall have one vote and in addition to his own vote shall be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, electronic mail or any other means of communication approved by the Directors and may bear a printed, facsimile, electronic signature or advanced electronic signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto provided that no Director shall be entitled to any vote at a meeting on behalf of another Director pursuant to this paragraph if the other Director shall have appointed an alternate Director and that alternate Director is present at the meeting at which the Director proposes to vote pursuant to this paragraph.

106.	Telecommunication meetings

A meeting of the Directors or of a committee referred to in Article 89 may consist of a conference between some or all of the Directors or, as the case may be, members of the committee who are not all in one place, but each of whom is able (directly or by means of telephonic, video or other electronic communication) to speak to each of the others and to be heard by each of the others and:

(a)	a Director or as the case may be a member of the committee taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote (subject to Article 109(c)) and be counted in a quorum accordingly; and

(b)	such a meeting shall be deemed to take place:

(i)	where the largest group of those Directors participating in the conference is assembled;

(ii)	if there is no such group, where the chair of the meeting then is; or

(iii)	if neither subparagraph (i) or (ii) applies, in such location as the meeting itself decides.

107.	Chair of the Board

The Directors may elect a Chair and determine the period for which he or she is to hold office, but if no such Chair is elected, or, if at any meeting the Chair is not present after the time appointed for holding it, the Directors present may choose one of their members to be chair of a Board meeting. The Chair shall vacate office if he or she vacates his or her office as a Director (otherwise than by the expiration of his or her term of office at a general meeting of the Company at which he or she is re-appointed).

108.	Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

109.	Directors’ resolutions or other documents in writing

(a)	A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held. Such resolution or document may consist of several documents in the like form each signed by one or more Directors and for all purposes shall take effect from the time that it is signed by the last Director.

(b)	Such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents. A resolution or other documents signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.

(c)	Subject to Article 109(d), where one or more of the Directors (other than a majority of them) would not, by reason of:

(i)	the Act or any other enactment;

(ii)	these Articles; or

(iii)	an applicable rule of law or a Stock Exchange,

be permitted to vote on a resolution such as is referred to in Article 109(a) if it were sought to pass the resolution at a meeting of the Directors duly convened and held, then such a resolution, notwithstanding anything in Article 109(a), shall be valid for the purposes of that subsection if the resolution is signed by those of the Directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.

(d)	In a case falling within Article 109(c), the resolution shall state the name of each Director who did not sign it and the basis on which he or she did not sign it.

(e)	For the avoidance of doubt, nothing in Article 109(a) to 109(d) dealing with a resolution that is signed by other than all of the Directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chair of that meeting.

PART XVIII - THE COMPANY SECRETARY

110.	Appointment of Company Secretary

The Directors may appoint a sole or joint Company Secretary, an assistant company secretary and a deputy company secretary for such term, at such remuneration and upon such conditions as they may think fit and any such person so appointed may be removed by them. Any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Company Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Company Secretary.

PART XIX - THE SEAL

111.	Use of Seal

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.

112.	Seal for use abroad

The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad or one or more duplicate common seals and such powers shall be vested in the Directors.

113.	Signature of sealed instruments

Any instrument to which a Company’s seal shall be affixed shall be signed by any one of the following:

(a)	a Director;

(b)	the Company Secretary; or

(c)	any other person authorised to sign by (i) the Directors or (ii) a committee or a person with the authority to use the seal under Regulation 111,

and the countersignature of a second such person shall not be required.

PART XX - DIVIDENDS AND RESERVES

114.	Declaration of dividends

Subject to the provisions of the Acts, the Company by ordinary resolution may declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

115.	Interim and final dividends

(a)	Subject to the provisions of the Acts, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution.

(b)	If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

(c)	Unless otherwise specified by the Directors at the time of declaring a dividend, the dividend shall be a final dividend.

(d)	Where the Directors specify that a dividend is an interim dividend at the time it is declared, such interim dividend shall not constitute a debt recoverable against the Company and the declaration may be revoked by the Directors at any time prior to its payment provided that the holders of the same class of share are treated equally on any revocation.

116.	Mode of payment of dividends or other monies

(a)	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid such that shares of the same class shall rank equally irrespective of the premium credited as paid up on such shares; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

(b)	If several persons are registered as joint Holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

(c)	Without limiting any other method of payment which the Company may adopt, the Directors may decide that payment can be made wholly or partly by such arrangements to enable a Central Securities Depository (or its nominee(s) or any such other member or members as the Directors shall from time to time determine to receive the relevant dividends in any currency or currencies other than the currency in which such dividends are declared. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the equivalent in any such other currency of any sum payable as a dividend shall be such rate or rates, and the payment thereof shall be on such terms and conditions, as the Directors may in their absolute discretion determine.

117.	Deductions from dividends

The Directors may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.

118.	Dividends in specie

A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may determine that cash payments shall be made to any members upon the footing of the value so fixed.

119.	Dividend payment mechanism

(a)	Any dividend, distribution or other money payable in respect of any share or redemption thereof may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered Address of the Holder or, where there are joint Holders, to the registered Address of that one of the joint Holders who is first named on the Register or to such person and to such Address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend, distribution or other money may also be paid by any other method (including payment in a currency other than US Dollars, electronic form (including electronic funds transfer, blockchain or other electronic media) direct debit, inter-bank transfer payment or by means of the Securities Settlement System) which the Directors, in their absolute discretion, consider appropriate or by such other means approved by the Directors directly to an account (of a type approved by the Directors) nominated in writing by the holder or the joint holders and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. Different methods of payment may apply to different Holders or groups of Holders. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

(b)	In respect of shares in uncertificated form, where the Company is authorized to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other moneys by means of the Securities Settlement System concerned (subject always to the facilities and requirements of the Securities Settlement System). Every such payment made by means of the securities settlement system shall be made in such manner as may be consistent with the facilities and requirements of the Securities Settlement System concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the operator of the Securities Settlement System to credit the cash memorandum account of the holder or joint holders.

120.	Dividends not to bear interest

No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

121.	Payment to Holders on a particular date

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend. The provisions of this Article shall apply, mutatis mutandis, to capitalisations to be effected in pursuance of these Articles. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

122.	Unclaimed dividends

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

123.	Reserves

Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

PART XXI – ACCOUNTS

124.	Accounts

(a)	The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any financial statements of the Company complies with the requirements of the Acts; and

(iv)	will enable the financial statements of the Company to be readily and properly audited.

(b)	The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the group and include any information and returns referred to in Section 283(2) of the Act.

(c)	The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(d)	The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any financial statement or accounting records of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting.

(e)	In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Acts to be prepared and laid before such meeting.

(f)	A copy of the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report, or, summary financial statements prepared in accordance with Section 1119 of the Act, shall be sent by post, electronic mail or any other means of electronic communication, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them, provided that where the directors elect to send summary financial statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company. The Company may, in addition to sending one or more copies of its statutory financial statements, summary financial statements or other communications to its members, send one or more copies to any Approved Nominee. For the purposes of this Article, sending by electronic communications includes the making available or displaying on the Company’s website (or a website designated by the Board) and each member is deemed to have irrevocably consented to receipt of every statutory financial statement of the Company (including every document required by law to be annexed thereto) and every copy of the Directors’ report and the Auditors’ report and every copy of any summary financial statements prepared in accordance with section 1119 of the Act, by any such document being made so available or displayed.

(g)	Auditors shall be appointed and their duties regulated in accordance with the Acts.

PART XXII - CAPITALISATION OF PROFITS OR RESERVES

125.	Capitalisation of distributable profits and reserves

(a)	Without prejudice to any powers conferred on the Directors by these Articles, the Company in general meeting may resolve, upon the recommendation of the Directors, that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve fund, share premium account or any undenominated capital) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of any capital redemption reserve fund, share premium account or any undenominated capital shall be applied shall be those permitted by the Acts.

(b)	The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to Section 1021 of the Act, to allot the relevant shares, to offer to the Holders of Ordinary Shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply:

(i)	The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient in the Directors’ absolute discretion, the value (calculated by reference to the average quotation) of the additional Ordinary Shares (excluding any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the “average quotation” of an Ordinary Share shall be the average of the five amounts resulting from determining whichever of the following ((A), (B) or (C) specified below) in respect of Ordinary Shares shall be appropriate for each of the first five business days on which Ordinary Shares are quoted “ex” the relevant dividend and as determined from the information published by the Stock Exchange reporting the business done on each of these five business days:

(A)	if there shall be more than one dealing reported for the day, the average of the prices at which such dealings took place; or

(B)	if there shall be only one dealing reported for the day, the price at which such dealing took place; or

(C)	if there shall not be any dealing reported for the day, the average of the closing bid and offer prices for the day;

and if there shall be only a bid (but not an offer) or an offer (but not a bid) price reported, or if there shall not be any bid or offer price reported, for any particular day then that day shall not count as one of the said five business days for the purposes of determining the average quotation. If the means of providing the foregoing information as to dealings and prices by reference to which the average quotation is to be determined is altered or is replaced by some other means, then the average quotation shall be determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the Stock Exchange or its equivalent.

(ii)	The Directors shall give notice in writing (whether in electronic form or otherwise) to the Holders of Ordinary Shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which Holders may elect in advance to receive new Ordinary Shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(iii)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional Ordinary Shares (but not any fraction of a share) shall be allotted to the Holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund, share premium account or any undenominated capital) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the Subject Ordinary Shares on such basis.

(c)	The additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend or share election in lieu.

(d)	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the holders concerned). The Directors may authorise any person to enter on behalf of all the Holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(e)	The Directors may on any occasion determine that rights of election shall not be offered to any Holders of Ordinary Shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

126.	Capitalisation of non-distributable profits and reserves

Without prejudice to any powers conferred on the Directors as aforesaid, the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). Any capitalisation provided for in this Article 126 will not require approval or ratification by the members.

127.	Implementation of capitalisation issues

Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

128.	Surplus on revaluation of fixed assets

Where the Directors have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be: (a) credited by the Directors to undenominated capital, other than the share premium account; or (b) used in paying up unissued shares of the Company to be issued to members as fully paid bonus shares.

PART XXIII – NOTICES

129.	Notices in writing

Any notice to be given, served or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

130.	Service of notices

(a)	A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered Address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered Address;

(iv)	by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the Address of the member notified to the Company by the member for such purpose (or if not so notified, then to the Address of the member last known to the Company); or

(v)	by sending the same via the messaging system of a Securities Settlement System as may be approved by the Directors.

(b)	Where a notice or document is given, served or delivered pursuant to sub- paragraph (a)(i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered Address (as the case may be).

(c)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(d)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

(e)	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered Address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the Address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(f)	Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this Article, if at any time by reason of the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice issued through an RIS and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear. In any such case the Company shall put a full copy of the notice of the general meeting on its website and shall send confirmatory copies of the notice through the post to those members whose registered Addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

(g)	Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

(h)	Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company's audited accounts and the directors' and auditor's reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within 4 weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form, provided, however that such revocation shall not take effect until 5 days after written notice of the revocation is received by the Company. Notwithstanding anything to the contrary in this Article 130, no such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of any Stock Exchange on which the shares in the capital of the Company or other securities of the Company are listed.

131.	Service on joint Holders

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

132.	Service on transfer or transmission of shares

(a)	Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title provided that the provisions of this paragraph shall not apply to any notice served under Article 74 unless, under the provisions of Article 74(b), it is a notice which continues to have effect notwithstanding the registration of a transfer of the shares to which it relates.

(b)	Without prejudice to the provisions of these Articles allowing a meeting to be convened by a notice issued through a RIS, a notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the Address, if any, supplied by them for that purpose. Until such an Address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

133.	Signature to notices

The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

134.	Deemed receipt of notices

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

135.	Service of Notice on the Company

In addition to the means of service of documents set out in section 51 of the Act, a notice or other document may be served on the Company by an officer of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its officers for the express purpose of serving notices on the Company.

PART XXIV - WINDING UP

136.	Distribution on winding up

(a)	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

(b)	Unless the conditions of issue of the shares in question provide otherwise, dividends declared by the Company more than six years preceding the commencement date of a winding up of the Company, being dividends which have not been claimed within that period of six years, shall not be a claim admissible to proof against the Company for the purposes of the winding up.

137.	Sale by a liquidator

(a)	In case of a sale by the liquidator under Section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members direct of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

138.	Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a special resolution of the Company and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

PART XXV – BUSINESS TRANSACTIONS

139.	Restrictions on Business Transactions

(a)	In addition to any affirmative vote or consent required by law or these Articles and except as otherwise expressly provided in Article 139(b), a Business Transaction (as defined in Article 140(a)(iii)) with, or proposed by or on behalf of, any Interested Person (as defined in Article 140(a)(vi)) or any Affiliate (as defined in Article 140(a)(i)) of any Interested Person or any person who thereafter would be an Affiliate of such Interested Person shall require approval by the affirmative vote of members of the Company holding not less than two-thirds (2/3) of the paid up ordinary share capital of the Company, excluding the voting rights attached to any shares beneficially owned by such Interested Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any Stock Exchange or otherwise.

(b)	The provisions of Article 139 shall not be applicable to any particular Business Transaction if either:

(i)	the Business Transaction shall have been approved by a majority of the Board prior to such Interested Person first becoming an Interested Person; or

(ii)	prior to such Interested Person first becoming an Interested Person, a majority of the Board shall have approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors (as hereinafter defined) shall have approved the Business Transaction.

(c)	Where the provisions of Article 139 are not be applicable to a Business Transaction, such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles, or any agreement with any Stock Exchange.

140.	Definitions applicable to Business Transactions

(a)	The following definitions shall apply with respect to Articles 139 to 141:

(i)	The term “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

(ii)	A person shall be a “beneficial owner” of any shares of the Company:

(A)	which such person or any of its Affiliates beneficially owns, directly or indirectly;

(B)	which such person or any of its Affiliates has, directly or indirectly,

(I)	the right to acquire (whether such right is exercisable immediately or subject only to the passage of time or the occurrence of one or more events), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

(II)	the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent solicitation made pursuant to and in accordance with the Act; or

(C)	which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Company (except to the extent permitted by the proviso of clause (b)(ii) above).

(iii)	The term “Business Transaction” shall mean any of the following transactions when entered into by the Company or a subsidiary of the Company with, or upon a proposal by or on behalf of, any Interested Person or any Affiliate of any Interested Person:

(A)	any merger or consolidation of the Company or any subsidiary with (i) any Interested Person, or (ii) any other body corporate which is, or after such merger or consolidation would be, an Affiliate of an Interested Person;

(B)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of the Company, to or with the Interested Person of assets of the Company (other than shares of the Company or of any subsidiary of the Company which assets have an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the issued share capital of the Company);

(C)	any transaction that results in the issuance of shares or the transfer of Treasury Shares by the Company or by any subsidiary of the Company of any shares of the Company or any shares of such subsidiary to the Interested Person, except:

(I)	pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Person became such;

(II)	pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Person became such;

(III)	pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares;

(IV)	any issuance of shares or transfer of Treasury Shares of the Company by the Company, provided, however, that in the case of each of Article 140(a)(iii)(C)(II) through 140(a)(iii)(C)(IV) above there shall be no increase of more than one percent (1%) in the Interested Person’s proportionate share in the shares of the Company of any class or series or pursuant to a public offering or private placement by the Company to an Institutional Investor;

(D)	any reclassification of securities, recapitalization or other transaction involving the Company or any subsidiary of the Company which has the effect, directly or indirectly, of:

(I)	increasing the proportionate amount of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Person or;

(II)	increasing the voting power, whether or not then exercisable, of an Interested Person in any class or series of shares of the Company or any subsidiary of the Company;

(E)	the adoption of any plan or proposal by or on behalf of an Interested Person for the liquidation, dissolution or winding-up of the Company; or

(F)	any receipt by the Interested Person of the benefit, directly or indirectly (except proportionately as a member of the Company), of any loans, advances, guarantees, pledges, tax benefits or other financial benefits (other than those expressly permitted in subparagraphs (A) through (E) above) provided by or through the Company or any subsidiary thereof.

(iv)	The term “Independent Directors” shall mean the members of the Board who are not Affiliates or representatives of, or associated with, an Interested Person and who were either Directors prior to any person becoming an Interested Person or were recommended for election or elected to succeed such directors by a vote which includes the affirmative vote of a majority of the Independent Directors.

(v)	The term “Institutional Investor” shall mean a person that:

(A)	has acquired, or will acquire, all of its shares in the Company in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to rule 13d-3(b) under the Exchange Act, and

(B)	is a registered broker dealer; a bank as defined in section 3(a)(6) of the Exchange Act; an insurance company as defined in, or an investment company registered under, the Investment Company Act of 1940 of the United States; an investment advisor registered under the Investment Advisors Act of 1940 of the United States; an employee benefit plan or pension fund subject to the Employee Retirement Income Security Act of 1974 of the United States or an endowment fund; a parent holding company, provided that the aggregate amount held directly by the parent and directly and indirectly by its subsidiaries which are not persons specified in the foregoing subparagraphs of this Article 140(a)(v)(B) does not exceed one percent (1%) of the securities of the subject class; or a group, provided that all the members are persons specified in the foregoing subparagraphs of this Article 140(a)(v)(B).

(vi)	The term “Interested Person” shall mean any person (other than the Company, any subsidiary, any profit-sharing, employee share ownership or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who;

(A)	is the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the paid up share capital of the Company;

(B)	has stated in a filing with any governmental agency or press release or otherwise publicly disclosed a plan or intention to become or consider becoming the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all paid up share capital of the Company and has not expressly abandoned such plan, intention or consideration more than two years prior to the date in question; or

(C)	is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of shares representing ten percent (10%) or more of the votes entitled to be cast by holders of all the paid up share capital of the Company.

(vii)	For the purposes of determining whether a person is an Interested Person pursuant to this Article, the number of shares of the Company deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Article 140(a)(ii), but shall not include any other shares of the Company that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(viii)	The term “person” shall mean any individual, body corporate, partnership, unincorporated association, trust or other entity.

(ix)	The term “subsidiary” is as defined in section 7 of the Act.

141.	Miscellaneous provisions in respect of Business Transactions

(a)	A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, for the purposes of (i) Articles 139, all questions arising under Articles 139 including, without limitation (a) whether a person is an Interested Person, (b) the number of shares of the Company or other securities beneficially owned by any person; and (c) whether a person is an Affiliate of another; and (ii) these Articles, the question of whether a person is an Interested Person. Any such determination made in good faith shall be binding and conclusive on all parties.

(b)	Nothing contained in Articles 139 to 141 shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

PART XXVI – MISCELLANEOUS

142.	Shareholder Rights Plan

(a)	The Board is hereby expressly authorised to adopt any shareholder rights plan upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law.

(b)	If in accordance with Rule 3.1 of the Takeover Rules, the Board considers it impossible to express a view on the merits of an offer to acquire control of the Company which is subject to pre-conditions (as contemplated by the Notes on Rule 13 of the Takeover Rules) or to give a firm recommendation for acceptance to shareholders, the Board shall:

(i)	convene a meeting of the shareholders for the purpose of proposing a resolution to disapply all of the restrictions in Rule 21.1 of the Takeover Rules during the offer period of such offer (the “Rule 21.1 EGM”);

(ii)	in advance of the voting record date for the Rule 21.1 EGM, allot and issue one Preferred Share of €0.01 in nominal value on the basis that such share shall:

(A)	be treated as paid up from the reserves of the Company to its nominal value;

(B)	be issued in the name of the Chair;

(C)	be voted (as a duty of the Chair) in favour of the resolution at the Rule 21.1 EGM; and

(D)	carrying such number of votes at the Rule 21.1 EGM as shall constitute a majority of the number of votes cast at such meeting.

(c)	The provisions of Article 142(b) shall expire unless renewed at the Company’s annual general meeting to be held in 2022.

143.	Minutes of meetings

The Directors shall cause minutes to be made of the following matters, namely:

(a)	of all appointments of officers and committees made by the Directors and of their salary or remuneration;

(b)	of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)	of all resolutions and proceedings of all meetings of the Company and of the Holders of any class of shares in the Company and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the chair of the meeting at which the proceedings were had, or by the chair of the next succeeding meeting, shall be receivable as prima facie evidence of the matter stated in such minute without any further proof.

144.	Inspection and secrecy

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

145.	Destruction of records

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of Address howsoever received at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a)	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

146.	Untraced shareholders

(a)	The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder or any share to which a person is entitled by transmission if and provided that:

(i)	for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder or to the person entitled by transmission to the share at his Address on the Register or the other last known Address given by the Holder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Holder or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

(ii)	at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in the State and in a newspaper circulating in the area in which the Address referred to in sub-paragraph (a)(i) of this Article is located the Company has given notice of its intention to sell such share;

(iii)	during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the Holder or person entitled by transmission; and

(iv)	if so required by the roles of any Stock Exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

(b)	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

(c)	The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Moneys carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

(d)	Where a share, which is to be sold as provided in this Part XXVI, is held in uncertificated form, the Directors may authorise some person to do all that is necessary under the Regulations Governing Uncertificated Shares to change such share into certificated form prior to its sale under this Article 146.

147.	Amendment to Memorandum or Articles

Subject to the provisions of these Articles, the Company may by special resolution, and subject to the provisions of the Act (or as otherwise required or permitted by applicable law) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.

148.	Indemnity

(a)	Subject to the provisions of and so far as may be admitted by the Acts, every Director, Managing Director, Auditor, Company Secretary or other officer or employee of the Company and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company (including the heirs, executors, administrators and estate of such person) shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)	In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Act, each person indicated in Article 148(a) against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

(c)	As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, officer, employee or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that such Director, officer or employee or other indemnitee is not entitled to be indemnified by the Company as authorised by these Articles.

(d)	It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive of:

(i)	any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, these Articles, any agreement, any insurance purchased by the Company, any vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or

(ii)	any amendments or replacements of the Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Act shall hereby be incorporated into these Articles. As used in this Article (d), references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of such Directors, officers, employees or other indemnitees.

(e)	The Directors shall have power to purchase and maintain for any Director, the Company Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Act.

(f)	The Company may additionally indemnify any agent of the Company or any director, officer, employee or agent of any of its subsidiaries to the fullest extent provided by law, and purchase and maintain insurance for any such person as appropriate.

(g)	No person shall be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a Director, provided, however, that the foregoing shall not eliminate or limit the liability of a Director:

(i)	for any breach of the Director’s duty of loyalty or duty of care to the Company or its members;

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

(iii)	for any transaction from which the Director derived an improper personal benefit.

(iv)	If any applicable law or the relevant code, rules and regulations applicable to the listing of the Company’s shares on any Stock Exchange is amended hereafter to authorise corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the relevant law, as so amended. Any amendment, repeal or modification of this Article 148(g) shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

149.	Governing law and Jurisdiction

(a)	This constitution and any dispute or claim arising out of or in connection with it or its subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims) will be governed by and construed in accordance with the laws of Ireland.

(b)	Subject to Article 149(c), the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this constitution and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Constitution (the “Proceedings”) will therefore be brought in the courts of Ireland. Each shareholder irrevocably waives any objection to Proceedings in the courts referred to in this Article on the grounds of venue or on the grounds of forum non conveniens.

(c)	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act of 1933 of the United States. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision.